Filed pursuant to Rule 424(b)(3)
Registration No. 333-180448

PROSPECTUS

Common Stock

This prospectus relates to the disposition from time to time of up to 2,969,685 shares of our common stock, which are held by the selling stockholders named in this prospectus. The selling stockholders acquired the common stock from us in a private placement that closed on February 3, 2012 and that is more fully described in the section entitled “Prospectus Summary.” We are not selling any common stock under this prospectus and will not receive any of the proceeds from the sale of shares by the selling stockholders.

The selling stockholders may sell the shares of common stock described in this prospectus in a number of different ways and at varying prices. We provide more information about how the selling stockholders may sell their shares of common stock in the section entitled “Plan of Distribution” on page 7. The selling stockholders will bear all commissions and discounts, if any, attributable to the sale or disposition of the shares, or interests therein. We will bear all costs, expenses and fees in connection with the registration of the shares. We will not be paying any underwriting discounts or commissions in this offering.

Our common stock is traded on the Nasdaq Global Market under the symbol “NGSX.” On April 12, 2012, the last reported sale price of our common stock was $0.472 per share.

An investment in our common stock involves a high degree of risk. See “Risk Factors” on page 3 of this prospectus and under any similar headings in any filing with the Securities and Exchange Commission that is incorporated by reference herein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated April 12, 2012

ABOUT THIS PROSPECTUS

You should rely only on the information contained or incorporated by reference in this prospectus and any related prospectus supplement. We have not, and the selling stockholders have not, authorized anyone to provide you with different information. No one is making offers to sell or seeking offers to buy these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus and any prospectus supplement is accurate only as of the date on the front of this prospectus or the prospectus supplement, as applicable, and that any information incorporated by reference in this prospectus or any prospectus supplement is accurate only as of the date given in the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any sale of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date.

References in this prospectus to “our company,” “we,” “our,” “NeurogesX” and “us” refer to NeurogesX, Inc. References to “selling stockholders” refers to the stockholders listed herein under the heading “Selling Stockholders” on page 4, who may sell shares from time to time as described in this prospectus.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere or incorporated by reference into this prospectus. Because it is a summary, it does not contain all of the information that you should consider before investing in our securities. You should read this entire prospectus carefully, including the section entitled “Risk Factors,” any prospectus supplement and the documents that we incorporate by reference into this prospectus, before making an investment decision.

About NeurogesX, Inc.

Overview

We are a specialty pharmaceutical company focused on developing and commercializing a portfolio of novel non-opioid, pain management therapies to address unmet medical needs and improve patients’ quality of life.

Our lead product, Qutenza® is currently approved in the United States and the European Union. Qutenza® is now available in the United States for the management of neuropathic pain associated with postherpetic neuralgia, or PHN. In Europe, Qutenza® is being marketed by Astellas Pharma Europe Ltd., the European affiliate of Tokyo-based Astellas Pharma Inc., for the treatment of peripheral neuropathic pain in non-diabetic adults, either alone or in combination with other medicinal products for pain.

Our most advanced product candidate, NGX-1998, is a topically applied liquid formulation containing a high concentration of capsaicin designed to treat pain associated with neuropathic pain conditions such as PHN. NGX-1998 has completed four Phase 1 clinical trials and, in PHN patients, one Phase 2 clinical trial.

Corporate Information

We were incorporated in California as Advanced Analgesics, Inc. on May 28, 1998 and changed our name to NeurogesX, Inc. in September 2000. In February 2007, we reincorporated into Delaware. Our corporate headquarters are located at 2215 Bridgepointe Parkway, Suite 200, San Mateo, California 94404 and our telephone number is (650) 358-3300.

The Offering

Common stock to be offered by the selling stockholders	2,969,685 shares
Use of Proceeds	We will not receive any proceeds from the sale of the shares of common stock covered by this prospectus
Nasdaq Global Market Symbol	NGSX

The selling stockholders named in this prospectus may offer and sell up to 2,969,685 shares of our common stock. Throughout this prospectus, when we refer to the shares of our common stock being registered on behalf of the selling stockholders, we are referring to the shares of common stock that have been issued pursuant to the securities purchase agreement in the private placement described below. When we refer to the selling stockholders in this prospectus, we are referring to the investors in the private placement who are named in this prospectus as the selling stockholders and, as applicable, any donees, pledgees, transferees or other successors-in-interest selling shares received after the date of this prospectus from the selling stockholders as a gift, pledge, or other non-sale related transfer.

Private Placement

On January 31, 2012, we entered into a securities purchase agreement with certain investors named in the table in “Selling Stockholders,” pursuant to which we agreed to sell 2,969,685 shares of common stock.

Pursuant to the securities purchase agreement, we also agreed to file this registration statement with the Securities and Exchange Commission, or SEC, to register for resale the shares issued in the private placement. On February 3, 2012, we completed the private placement and received gross proceeds of approximately $3 million before deduction of transaction expenses.

The issuance of shares of common stock sold in the private placement were exempt from registration under the Securities Act of 1933, as amended, or the Securities Act, pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(2) of the Securities Act and Regulation D promulgated under the Securities Act thereunder.

RISK FACTORS

An investment in our common stock involves a high degree of risk. Prior to making a decision about investing in our common stock, you should consider carefully the specific risk factors discussed in the sections entitled “Risk Factors” contained in our most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as filed with the SEC, which are incorporated herein by reference in their entirety, as well as any amendment or updates to our risk factors reflected in subsequent filings with the SEC. These risks and uncertainties are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us, or that we currently view as immaterial, may also impair our business. If any of the risks or uncertainties described in our SEC filings or any additional risks and uncertainties actually occur, our business, financial condition, results of operations and cash flow could be materially and adversely affected. In that case, the trading price of common stock could decline and you might lose all or part of your investment.

FORWARD-LOOKING STATEMENTS

This prospectus and the registration statement of which it forms a part contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Forward-looking statements deal with our current plans, intentions, beliefs and expectations and statements of future economic performance. Statements containing terms such as “believe,” “do not believe,” “plan,” “expect,” “intend,” “estimate,” “anticipate” and other phrases of similar meaning are considered to contain uncertainty and are forward-looking statements. In addition, from time to time we or our representatives have made or will make forward-looking statements orally or in writing. Furthermore, such forward-looking statements may be included in various filings that we make with the SEC, or press releases or oral statements made by or with the approval of one of our authorized executive officers. These forward-looking statements are subject to certain known and unknown risks and uncertainties, as well as assumptions that could cause actual results to differ materially from those reflected in these forward-looking statements. Factors that might cause actual results to differ include, but are not limited to, those set forth under Item 1A, “Risk Factors,” and Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in our most recent Annual Report on Form 10-K, the corresponding sections in our most recent Quarterly Report on Form 10-Q and in our future filings made with the SEC. Readers are cautioned not to place undue reliance on any forward-looking statements contained in this prospectus which reflect management’s opinions only as of their respective dates. Except as required by law, we undertake no obligation to revise or publicly release the results of any revisions to any forward-looking statements. You are advised, however, to consult any additional disclosures we have made or will make in our reports to the SEC on Forms 10-K, 10-Q and 8-K. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained in this prospectus.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of shares of our common stock by the selling stockholders pursuant to this prospectus.

Each selling stockholder will pay any underwriting discounts and commissions and any expenses incurred by the selling stockholder for brokerage, accounting, tax or legal services or any other expenses incurred by such selling stockholder in disposing of shares covered by this prospectus.

SELLING STOCKHOLDERS

On February 3, 2012, we issued to the selling stockholders named below an aggregate of 2,969,685 shares of common stock in a private placement. For more information, see “Prospectus Summary—Private Placement” above. This prospectus relates to the possible resale by the selling stockholders of any or all of the shares of common stock issued in the private placement.

A member of our board of directors, Bradford Goodwin (through the Goodwin Family Trust), and employees Timothy Arendt and Megan Hann (each of whom qualified as an “accredited investor” as defined in Regulation D under the Securities Act) participated in the private placement. Except as provided above, the selling stockholders have not had any material relationship with us or our affiliates within the past three years other than for the ownership of the shares of common stock.

The table below, including the footnotes, lists the selling stockholders and other information regarding the beneficial ownership of the shares of common stock held by each of the selling stockholders based in part on information provided to us by the selling stockholders. The percentages of shares owned prior to and after the offering are based on 32,896,871 shares of our common stock issued and outstanding as of March 14, 2012. The number of shares beneficially owned prior to offering column indicates the number of shares of common stock beneficially owned by each selling shareholder as of March 14, 2012. We have determined beneficial ownership in accordance with SEC rules.

The number of shares being offered column indicates the total number of shares of our common stock that each selling stockholder may offer under this prospectus.

The shares beneficially owned after offering column assumes the sale of all of the shares offered by the selling stockholders pursuant to this prospectus. However, because the selling stockholders may sell all or some of their shares under this prospectus from time to time, or in another permitted manner, we cannot assure you as to the actual number of shares that will be sold by the selling stockholders or that will be held by the selling stockholders after completion of any sales. We do not know how long any of the selling stockholders will hold the shares before selling them. Information concerning the selling stockholders may change from time to time and changed information will be presented in a supplement to this prospectus if and when necessary and required.

The selling stockholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

	Shares Beneficially Owned Prior to Offering (1)		Number of Shares Being Offered (2)	Shares Beneficially Owned After Offering (1)
Name of Selling Stockholders	Number	Percent		Number	Percent
Fidelity Select Portfolios: Biotechnology Portfolio (3)	2,804,676	8.5%	2,550,000	254,676	*
Fidelity Advisor Series VII: Fidelity Advisor Biotechnology Fund (4)	164,600	*	150,000	14,600	*
Kingsbrook Opportunities Master Fund LP (5)	334,734	1%	247,525	87,209	*
Goodwin Family Trust u/a/d 7/30/97 (6)	145,000	*	20,000	125,000	*
Megan L. Hann (7)	31,121	*	1,296	29,825	*
Timothy R. Arendt (8)	35,171	*	864	34,307	*

*	Represents beneficial ownership of less than one percent of the outstanding shares of our common stock.

(1)	Includes warrants and options held by the selling stockholders to the extent that such securities are exercisable or convertible into shares of common stock within 60 days of March 14, 2012. Shares underlying such options and warrants are deemed outstanding for computing the percentage ownership of the selling stockholder holding the warrants or options for such shares before the offering and after giving effect to the offering, but are not deemed outstanding for computing the beneficial ownership of any other selling stockholder.
(2)	We do not know when or in what amounts a selling stockholder may offer for sale shares of common stock covered by this prospectus. The selling stockholders may not sell any or all of such shares offered by this prospectus. Because the selling stockholders may offer all or some of the shares of common stock covered by this prospectus pursuant to this offering and because there are currently no agreements, arrangements or undertakings with respect to the sale of any of such shares, we cannot estimate the number of such shares that will be held by the selling stockholders after completion of this offering. However, for purposes of this table, we have assumed that, after completion of this offering, none of the shares of common stock covered by this prospectus will be held by the selling stockholders.
(3)	Represents (a) 254,676 shares of common stock held by Fidelity Select Portfolios: Biotechnology Portfolio and (b) 2,550,000 shares of common stock acquired by Fidelity Select Portfolios: Biotechnology Portfolio in the private placement. Fidelity Management & Research Company, or Fidelity, 82 Devonshire Street, Boston, Massachusetts 02109, a wholly-owned subsidiary of FMR LLC and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of all such shares as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. Edward C. Johnson 3d and FMR LLC, through its control of Fidelity and the funds each has sole power to dispose of such shares. Members of the family of Edward C. Johnson 3d, Chairman of FMR LLC, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Edward C. Johnson 3d, Chairman of FMR LLC, has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Funds’ Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds’ Boards of Trustees.
(4)	Represents (a) 14,600 shares of common stock held by Fidelity Advisor Series VII: Fidelity Advisor Biotechnology Fund and (b) 150,000 shares of common stock acquired by Fidelity Advisor Series VII: Fidelity Advisor Biotechnology Fund in the private placement. Fidelity, 82 Devonshire Street, Boston, Massachusetts 02109, a wholly-owned subsidiary of FMR LLC and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of all such shares as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. Edward C. Johnson 3d and FMR LLC, through its control of Fidelity and the funds each has sole power to dispose of such shares. Members of the family of Edward C. Johnson 3d, Chairman of FMR LLC, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Edward C. Johnson 3d, Chairman of FMR LLC, has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Funds’ Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds’ Boards of Trustees.
(5)

Represents 247,525 shares of common stock acquired by Kingsbrook Opportunities Master Fund LP in the private placement and currently exercisable warrants to purchase, subject to an ownership cap, 87,209 shares of common stock. Kingsbrook Partners LP, or Kingsbrook Partners, is the investment manager of Kingsbrook Opportunities Master Fund LP, or Kingsbrook Opportunities, and consequently has voting control and investment discretion over securities held by Kingsbrook Opportunities. Kingsbrook Opportunities GP LLC, or Opportunities GP, is the general partner of Kingsbrook Opportunities and may be considered the beneficial owner of any securities deemed to be beneficially owned by Kingsbrook Opportunities. KB GP LLC, or GP LLC, is the general partner of Kingsbrook Partners and may be considered the beneficial owner of any securities deemed to be beneficially owned by Kingsbrook Partners. Ari J. Storch, Adam J. Chill and Scott M. Wallace are the sole managing members of Opportunities GP and GP LLC and as a result may be considered beneficial owners of any securities deemed beneficially owned by Opportunities GP and GP LLC. Each of Kingsbrook Partners, Opportunities GP, GP LLC and Messrs. Storch, Chill and Wallace disclaim beneficial ownership of these securities.
(6)	Represents: (a) 20,000 shares of common stock acquired by the Goodwin Family Trust in the private placement; (b) 60,000 shares of common stock held by the Goodwin Family Trust and acquired in a July 2011 private placement by Neurogesx, Inc.; (c) subject to an ownership cap, currently exercisable warrants to purchase 30,000 shares of common stock held by Spencer and Eliot 2, LLC that were originally acquired by the Goodwin Family Trust in a July 2011 private placement by Neurogesx, Inc. and thereafter gifted to the current holder; and (d) 15,000 shares held by Mr. Goodwin independent of private placements by NeurogesX, Inc. and the right to acquire 20,000 shares of common stock pursuant to options held by Mr. Goodwin that are exercisable within 60 days of March 14, 2012. Mr. Goodwin is the is the trustee of the Goodwin Family Trust and the managing member of Stewart and Spencer 2, LLC.
(7)	Represents: (a) 1,296 shares of common stock acquired by Ms. Hann in the private placement; (b) 8,720 shares of common stock and, subject to the ownership cap, currently exercisable warrants to purchase 4,360 shares of common stock held by Ms. Hann and acquired in a July 2011 private placement private placement by Neurogesx, Inc.; and (c) 12,000 shares underlying restricted stock units in the name of Ms. Hann that are subject to certain conditions for issuance, 2,666 shares held by Ms. Hann independent of private placements by NeurogesX, Inc. and the right to acquire 2,079 shares of common stock pursuant to options held by Ms. Hann that are exercisable within 60 days of March 14, 2012.
(8)	Represents: (a) 864 shares of common stock acquired by Mr. Arendt in the private placement; (b) 5,814 shares of common stock and, subject to the ownership cap, currently exercisable warrants to purchase 2,907 shares of common stock held by Mr. Arendt and acquired in a July 2011 private placement private placement by Neurogesx, Inc.; and (c) 17,500 shares underlying restricted stock units in the name of Mr. Arendt that are subject to certain conditions for issuance, 820 shares held by Mr. Arendt independent of private placements by NeurogesX, Inc. and the right to acquire 7,266 shares of common stock pursuant to options held by Mr. Arendt that are exercisable within 60 days of March 14, 2012.

PLAN OF DISTRIBUTION

The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

– ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

– block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

– purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

– an exchange distribution in accordance with the rules of the applicable exchange;

– privately negotiated transactions;

– short sales effected after the date the registration statement of which this Prospectus is a part is declared effective by the SEC;

– through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

– broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

– a combination of any such methods of sale; and

- any other method permitted by applicable law.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, as amended, or the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

Each selling stockholder has advised us that they have not entered into any written or oral agreements, understandings or arrangements with any underwriter or broker-dealer regarding the sale of the resale shares. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the selling stockholders.

To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934, as amended, or the Exchange Act, may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with the selling stockholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or (2) the date on which the shares may be sold without restriction pursuant to Rule 144 of the Securities Act.

LEGAL MATTERS

Morrison & Foerster LLP, Palo Alto, California, will pass upon the validity of the shares of our common stock to be offered by this prospectus.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2011, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company and we file annual, quarterly and current reports, proxy statements and other information with the SEC. We have filed with the SEC a registration statement under the Securities Act with respect to the common stock offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits which are part of the registration statement. For further information with respect to us and the common stock offered by this prospectus, we refer you to the registration statement and the exhibits filed as part of the registration statement. You may read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available to the public from the SEC’s website at www.sec.gov. We maintain a website at www.neurogesx.com. The information contained in, or that can be accessed through, our website is not incorporated by reference herein and is not part of this prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference into this prospectus certain information we file with it, which means that we can disclose important information by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus and any accompanying prospectus supplement. We incorporate by reference the documents listed below that we have previously filed with the SEC (excluding any portions of any Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, filed on March 28, 2012;

•	our Current Reports on Form 8-K filed on: January 3, 2012; January 30, 2012; February 1, 2012; February 3, 2012; February 6, 2012; February 9, 2012 (two Forms 8-K filed on this date); March 8, 2012; March 13, 2012; and March 27, 2012; and

•	the description of our common stock contained in our Registration Statement on Form 8-A as filed with the SEC on April 30, 2007, as amended on May 1, 2007, and any further amendment or report filed hereafter for the purpose of updating such description pursuant to Section 12(b) of the Exchange Act.

We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the completion or termination of the offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information deemed furnished and not filed with the SEC. Any statements contained in a previously filed document incorporated by reference into this prospectus is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in a subsequently filed document also incorporated by reference herein, modifies or supersedes that statement.

This prospectus may contain information that updates, modifies or is contrary to information in one or more of the documents incorporated by reference in this prospectus. You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus or the date of the documents incorporated by reference in this prospectus.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, at no cost to the requester, a copy of any and all of the information that is incorporated by reference in this prospectus.

You may request a copy of these filings, at no cost to you, by telephoning us at (650) 358-3300 or by writing us at the following address:

NeurogesX, Inc.

2215 Bridgepointe Parkway, Suite 200

San Mateo, California 94404

United States of America

Attn: Investor Relations

You may also access the documents incorporated by reference in this prospectus through our website at www.neurogesx.com. The reference to our website is an inactive textual reference only and, except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus or the registration statement of which it forms a part.